EXHIBIT 2

                SOUTH UMPQUA BANK/ UMPQUA HOLDINGS CORPORATION

                               PLAN OF EXCHANGE

      This Plan of Exchange (the "Plan") is entered into by and between South Umpqua Bank (the "Bank") and Umpqua Holdings Corporation (the "Company") as of November 9, 1998, for the purpose of reorganizing the Bank as a subsidiary of the Company pursuant to ORS 711.125.

      The Bank is an Oregon banking corporation with its principal office at 445 S.E. Main St., Roseburg, Oregon.

      The Company is an Oregon business corporation organized for the purpose of becoming a holding company of the Bank. The Company has no shareholders, no operations, and has not been capitalized. The Company's principal office at 445 S.E. Main St., Roseburg, Oregon.

      The Boards of Directors of the Bank and of the Company have each approved this Plan and authorized its execution and performance of the obligations hereunder.

      To effect the reorganization of the Bank as a subsidiary of the Company, the parties hereby adopt this Plan:






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1.    Effective Date

      The effective date ("Effective Date") of this Plan shall be the date set forth in the Certificate of Approval issued by the Director of the Department of Consumer and Business Services for the State of Oregon ("Director") upon approval of the Plan.

2.    Exchange of Shares

      On the Effective Date, the shareholders of the Bank shall become the holders of all of the shares of the Company, and the Company shall become the sole shareholder of the Bank by means of an exchange of shares as follows:

      2.1 On the Effective Date, each share of the Bank's common stock outstanding as of the Effective Date shall be converted into the right to receive one share of common stock of the Company.

      2.2 As of the Effective Date, shareholders of record of the Bank shall, upon surrender by them to the Company of all certificates representing shares of common stock of the Bank held of record by them, be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Company to which they are entitled.

      2.3 Until so surrendered, each outstanding certificate, which, prior to the Effective Date, represented shares of common stock of the Bank, shall be deemed for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of shares of common stock of the Company into which such shares of Bank stock have been converted.

      2.4 Unless and until outstanding certificates, which prior to the Effective Date represented shares of Bank common stock, are surrendered, no dividends shall be paid to the holders of such outstanding certificates, which dividends are otherwise payable to the holders of Company common stock as of any time subsequent to the Effective Date. Upon surrender of such outstanding certificates, there shall be paid to the record holders of the certificates representing Company common stock issued in exchange therefor the amount, without interest thereon, of dividends and other distributions, if any, which theretofore were declared and became payable with respect to that number of shares of Company common stock.

      2.5 As of the Effective Date, the Bank's Stock Option Plan will become a Stock Option Plan of the Company, and each outstanding option, warrant or other right to acquire common stock of the Bank, whether granted pursuant to the Bank's Stock Option Plan or otherwise, shall be converted into an option, warrant or other right, as the case may be, to acquire common stock of the Company in the same amount and under the same terms and conditions to which such options, warrants or other rights were subject with respect to common stock of the Bank immediately prior to the Effective Date.



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      2.6   As of the Effective  Date,  the Company common stock shall succeed to the registration of the common stock of the Bank under the Securities Exchange Act of 1934, and the Company shall assume all reporting obligations of the Bank arising under such act as of and subsequent to such date.

3.    Shareholder Approval

      3.1 This Plan shall be submitted to the shareholders of the Bank for ratification and approval at a meeting called and held in accordance with applicable provisions of law and the Articles of Incorporation and Bylaws of the Bank.

      3.2 Approval shall be by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of the Bank entitled to vote at the meeting at which the Plan is submitted to shareholders of the Bank for approval.

4.    Regulatory and Other Approvals

      4.1 The Boards of Directors of each of the Bank and the Company shall apply to the Director for approval of the Plan and the issuance of a Certificate of Approval.

      4.2 The Company shall apply to the Board of Governors of the Federal Reserve System for approval to become a bank holding company of the Bank pursuant to Section 3(a)(1) of the Bank Holding Company Act of 1956, as amended, and to take the actions as contemplated by the Plan.

      3.3 The Company shall apply to the Nasdaq Stock Market for inclusion of the Company common stock in the Nasdaq National Market under the symbol "UMPQ."

      4.4 Each party shall proceed expeditiously and cooperate fully in the procurement of any other necessary or appropriate consents and approvals, and the taking of any other actions, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for the consummation of the Plan.

5.    Representations and Warranties of the Bank

      The Bank represents and warrants to the Company as follows:

      5.1 The Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Oregon and has all requisite corporate power and authority to enter into and perform this Plan, including all transactions contemplated hereby, and to conduct its business in the manner now being conducted. Its activities do not require it to be qualified to do business in any foreign jurisdiction.



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      5.2   The authorized  capital of the Bank consists of 20,000,000  shares of Common Stock, of which 7,666,752 shares are issued and outstanding, and 2,000,000 shares of Preferred Stock, of which none is designated, issued or outstanding. Options to purchase 309,224 additional shares of Common Stock are currently outstanding and exercisable at prices ranging from $2.70 to $8.63 per share.

      5.3 Consummation of the transactions contemplated by this Plan will not conflict with or result in the breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of the Bank, or of any existing statute, regulation, order writ, injunction or decree of any court or government agency, or of any contract, agreement or instrument to which it is a party or by which it is bound.

      5.4 There are no actions, suits, proceedings, claims or governmental investigations pending or, to the knowledge of the Bank, threatened against or affecting the Bank before any court, administrative officer or agency, other governmental body or arbitration which might hinder or delay the consummation of the transactions contemplated by this Plan.

      5.5 No representation or warranty by the Bank in this Plan, or in any statement, certificate or schedule furnished or to be furnished pursuant to this Plan, including any information about the Bank given with respect to the preparation of the application for approval of the Plan filed with the Director and the proxy statement for the meeting of the Bank's shareholders, or in connection with the transactions contemplated by this Plan, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements therein or herein not false or misleading.

      5.6 The Bank has filed all reports, including proxy statements, annual, quarterly and current reports, with the Federal Deposit Insurance Corporation as required by the Securities Exchange Act of 1934 and the rules thereunder.

6.    Representations and Warranties of the Company

      The Company represents and warrants to the Bank as follows:

      6.1 The Company is a corporation duly organized and validly existing under the laws of the State of Oregon, and has all requisite corporate power and authority to enter into and perform its obligations under this Plan, including all transactions contemplated hereby. There are currently no shares of Company capital stock issued and outstanding.

      6.2 There are no outstanding options, warrants, rights, contracts or commitments relating to the issuance of any shares of Company stock other than commitments set forth herein.

      6.3 The Company has had no material operations prior to this date. It is without any capitalization, asset and liabilities. Other than the commitments as undertaken with respect to this Plan and the transactions contemplated thereby, the Company has entered into no material outstanding contracts, agreements, or leases and has incurred no obligations, contingent

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

or otherwise, except with respect to costs and expenses incurred in connection with this Plan and the transactions contemplated thereby.

      6.4 Consummation of the transactions contemplated by this Plan will not conflict with or result in the breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of the Company, or of any existing statute, regulation, order writ, injunction or decree of any court or government agency, or of any contract, agreement or instrument to which it is a party or by which it is bound.

      6.5 On the Effective Date, or within a reasonable time thereafter, the shares of the Company stock to be delivered to the shareholders of the Bank pursuant to this Plan will be, upon consummation of the transactions, validly issued, fully-paid and non-assessable.

      6.6 There are no actions, suits, proceedings, claims or governmental investigations pending or, to the knowledge of the Company, threatened against or affecting the Company before any court, administrative officer or agency, other governmental body or arbitration which might hinder or delay the consummation of the transactions contemplated by this Plan.

      6.7 No representation or warranty by the Company in this Plan, or in any statement, certificate or schedule furnished or to be furnished pursuant to this Plan, including any information about the Company given with respect to the preparation of the application for approval of the Plan filed with the Director and the proxy statement for the meeting of the Bank's shareholders, or in connection with the transactions contemplated by this Plan, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements therein or herein not false or misleading.

7.    Conditions to Effectiveness of the Plan

      The Plan shall not become effective, and the transactions contemplated hereby shall not be consummated unless and until the following conditions are satisfied or waived by both parties hereto, unless waiver is precluded by law:

      7.1 Approval by the shareholders of the Bank by the affirmative vote of holders of two-thirds of the outstanding shares entitled to vote on the Plan as set forth in Section 3 above.

      7.2 The absence of any suit, action or proceeding (made or threatened) against the Bank or the Company, or any of their directors or officers, seeking to challenge, restrain, enjoin, or otherwise affect this Plan; seeking to restrict the rights of the parties or the operation of the business of the Company or the Bank after consummation of the Plan; or seeking to subject the parties to the Plan, or any of their officers or directors to any liability, fine, forfeiture or penalty on the ground that the parties, their officers or directors have violated any applicable law or regulation in connection with any transactions contemplated by the Plan.

      7.3 The issuance of a Certificate of Approval of the Plan to the Bank by the Director.



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      7.4   Receipt by the Company of approval  by the Board of  Governors  of the Federal Reserve System for the Company to become a holding company of the Bank pursuant to Section 3(a)(1) of the Bank Holding Company Act of 1956, as amended, and to take such actions as contemplated by the Plan.

      7.5 Receipt by the Company of approval by the Nasdaq Stock Market for inclusion of the Company's common stock in the National Market System.

      7.6 The absence of any material adverse change in the business, assets, earnings, operation or condition (financial or otherwise) of the Bank, except changes contemplated by the Plan and such changes as may have been previously approved in writing by the Company.

      7.7 The absence of any material adverse change in the business, assets, earnings, operation or condition (financial or otherwise) of the Company, except changes contemplated by the Plan and such changes as may have been previously approved in writing by the Bank.

      7.8   Procurement of all other consents and approvals,  and satisfaction
of  all  other   requirements   prescribed  by  law  which  are  necessary  or
appropriate for consummation of the transaction.

      7.9 Except as contemplated hereby, the representations and warranties of the Bank and the Company being true at and as of the Effective Date as though such representations and warranties were made at and as of such time period.

      7.10 Receipt by the Bank of a certificate of the President of the Company dated as of the Effective Date, certifying the fulfillment of the conditions specified in Sections 7.2, 7.4, 7.5, 7.7, 7.8, and 7.9 above, and such other matters with respect to the fulfillment by the Company of any of the conditions as the Bank may reasonably request on reasonable prior notice.

      7.11 Receipt by the Company of a certificate of the President of the Bank dated as of the Effective Date, certifying the fulfillment of the conditions specified in Sections 7.1, 7.2, 7.3, 7.6, 7.8 and 7.9 above, and such other matters with respect to the fulfillment by the Bank of any of the conditions as the Company may reasonably request on reasonable prior notice.

8.    Termination

      8.1   This Plan may be terminated prior to the Effective Date:

            8.1.1 By the mutual consent of the Boards of Directors of the Bank and the Company.

            8.1.2 By action of either party acting through its Board of Directors upon written notice to the other party if any of the conditions set forth above in Section 7 have not been performed or satisfied at or prior to December 31, 1998.



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      8.2   In the event this Plan is terminated  pursuant to Section 10.1, it shall become wholly void and of no further force and effect.

9.    Amendment or Modification.

      9.1 This Plan may be amended or modified only by an agreement in writing executed by the parties hereto upon approval of their respective boards of directors, subject to approval by the shareholders of the Bank.

      9.2 No amendment to or modification of the Plan, which is effected subsequent to approval by the shareholders of the Bank, shall reduce the amount or modify the form of consideration to be received by shareholders of the Bank pursuant to the Plan without the approval of the Bank's shareholders.

      9.3 The Plan may not be amended or modified at any time subsequent to the issuance of a Certificate of Approval by the Director.

10.   Expenses

      Each of the parties hereto shall pay their respective expenses in connection with this Plan and the transactions contemplated thereby.

11.   Binding Effect, No Assignment

      11.1 This Plan and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      11.2 Neither this Plan nor any of the rights, interests or obligations hereunder, shall be assigned by any of the parties hereto without the prior written consent of the other parties.

12.   No Benefit to Third Parties

      Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person or entity, other than the parties hereto, any right or remedy under or by reason hereof.

13.   Governing Law

      This Plan shall be governed by and construed in accordance with the laws of the State of Oregon



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14.   Entire Agreement

      This Plan, including all of the exhibits hereto, constitutes the entire agreement between the parties with respect to the Plan and other transactions contemplated hereby and supersedes all prior agreements and understandings between the parties with respect to such matters.

15.   Headings

      The section headings in this Plan are for the convenience of the parties and shall not affect the interpretation of this Plan.

16.   Counterparts

      At the convenience of the parties, this Plan may be executed in counterparts, and each such executed counterpart shall be deemed to be an original instrument, but all such executed counterparts together shall constitute but one Plan.



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      IN WITNESS  WHEREOF,  the parties  hereto,  pursuant to the approval and authority duly given by resolutions adopted by a majority of their respective Board of Directors, have each caused this Plan to be executed by its President and its Chief Financial Officer.

                                    THE COMPANY:

                                    UMPQUA HOLDINGS CORPORATION


                                    By:   /s/ Raymond P. Davis
                                          -------------------------------------
                                          Raymond P. Davis, President


                                    By:   /s/ Daniel A. Sullivan
                                          -------------------------------------
                                          Daniel A. Sullivan,  Chief Financial
                                          Officer


                                    THE BANK:

                                    SOUTH UMPQUA BANK


                                    By:   /s/ Raymond P. Davis
                                          -------------------------------------
                                          Raymond P. Davis, President


                                    By:   /s/ Daniel A. Sullivan
                                          -------------------------------------
                                          Daniel A. Sullivan,  Chief Financial
                                          Officer